EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated January 22, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 99.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

April 6, 2010 Boston, Massachusetts